UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016 (November 23, 2016)

Magellan Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 484-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Tellurian Preferred Stock Purchase Agreement and Merger Agreement Amendment

On November 23, 2016, Tellurian Investments Inc., a Delaware corporation (“Tellurian”), entered into a preferred stock purchase agreement (the “Preferred SPA”) with GE Oil & Gas, Inc., a Delaware corporation and subsidiary of General Electric Company (“GE”), pursuant to which GE purchased, and Tellurian sold and issued to GE, 5,467,851 shares of Tellurian Series A convertible preferred stock (the “Tellurian Preferred Shares”) for an aggregate purchase price of $25,000,000. The number of Tellurian Preferred Shares GE purchased was calculated by dividing the $25,000,000 purchase price by the volume weighted average trading price of common stock of Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), for the ten (10) trading days prior to November 22, 2016, multiplied by 90%. In connection with the Preferred SPA, Tellurian, Magellan, and River Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Magellan, entered into an amendment (the “Merger Agreement Amendment”) to the previously announced Agreement and Plan of Merger, dated as of August 2, 2016, among those parties (the “Merger Agreement”). Among other things, the Merger Agreement Amendment (i) permits Tellurian to enter into the Preferred SPA and to issue the Tellurian Preferred Shares to GE and (ii) extends the “Outside Date” (as defined in the Merger Agreement) from December 31, 2016 to January 31, 2017.

If the merger contemplated by the Merger Agreement (the “Merger”) is completed, the Tellurian Preferred Shares will remain outstanding as preferred stock of the surviving corporation in the Merger, which will be a subsidiary of Magellan. However, in that case, each Tellurian Preferred Share will become convertible or exchangeable at any time into either (i) one share of Magellan common stock or (ii) one share of a new class of Magellan Series B convertible preferred stock, which will have terms substantially similar to those of the Tellurian Preferred Shares as summarized below (the “Magellan Preferred Shares,” and together with the Tellurian Preferred Shares, the “Preferred Shares”).

Terms of the Preferred Shares

The general terms of the Preferred Shares are as follows:

•	Voting rights. Holders of the Preferred Shares will generally be entitled to one vote for each Preferred Share held by it, except that GE will not be entitled to vote on the approval of the Merger or any other matter directly related to the Merger.

•	Conversion. Following the Merger, holders of the Tellurian Preferred Shares may convert all (but not less than all) of such shares for shares of Magellan common stock on a one-for-one basis. Alternatively, following the Merger, holders of the Tellurian Preferred Shares may convert or exchange all (but not less than all) of such shares for Magellan Preferred Shares on a one-for-one basis. If the holders of the Tellurian Preferred Shares (or, following a conversion, holders of the Magellan Preferred Shares) have not converted such shares for Magellan common stock on or before November 23, 2022, such shares will automatically be converted into Magellan common stock on a one-for-one basis. Each conversion ratio will be subject to customary anti-dilution adjustments.

•	Dividends. The Preferred Shares do not have dividend rights. If the Merger is consummated, Magellan will be prohibited from paying dividends on its common stock so long as the Preferred Shares remain outstanding.

•	Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of Tellurian or Magellan, as applicable, after payment or provision for payment of the debts and other liabilities of the relevant company, holders of the Preferred Shares will be entitled to receive an amount in cash equal to $4.57218 for each Preferred Share held by it before any distribution is made to holders of shares of common stock.

Other

In connection with the Preferred SPA, Tellurian and Magellan also agreed (i) to provide GE, as holder of the Preferred Shares, with certain registration rights relating to the Magellan common stock GE may receive upon conversion or exchange of Preferred Shares and (ii) that Tellurian or Magellan, as applicable, will consider purchasing certain equipment from GE for use in the development of Tellurian’s Driftwood LNG Terminal.

Also on November 23, 2016, Magellan and GE entered into a Guaranty and Support Agreement pursuant to which Magellan will, contingent on the closing of the Merger, guarantee to GE the performance of all of the obligations of Tellurian in connection with the Preferred SPA.

The foregoing description of the Preferred SPA, the Merger Agreement Amendment, the Guaranty and Support Agreement, and the terms of the Magellan Preferred Shares is not complete and is qualified in its entirety by the terms of the documents attached hereto as Exhibits 99.1, 2.1, 10.1 and 3.1, respectively. Such documents are incorporated herein by reference.

Important Information for Investors and Stockholders

This report does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This report relates to the Merger between Magellan and Tellurian.

In connection with the Merger, Magellan filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Magellan and Tellurian that also constitutes a prospectus of Magellan. Each of Magellan and Tellurian also plans to file other relevant documents with the SEC regarding the Merger. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). Any definitive joint proxy statement(s)/prospectus(es) for Magellan and/or Tellurian (if and when available) will be mailed to stockholders of Magellan or Tellurian, as applicable. INVESTORS AND SECURITY HOLDERS OF MAGELLAN AND TELLURIAN ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION

STATEMENT(S), PROXY STATEMENT(S)/PROSPECTUS(ES) AND OTHER DOCUMENTS THAT HAVE BEEN AND MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders may obtain free copies of these documents and other documents containing important information about Magellan and Tellurian once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Magellan are available free of charge on Magellan’s internet website at www.magellanpetroleum.com or by contacting Magellan using the contact information below.

Participants in Solicitation

Magellan and Tellurian and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from the companies’ stockholders in connection with the Merger. Stockholders are urged to carefully read the proxy statement regarding the Merger because it contains important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the Merger is set forth in the preliminary joint proxy statement/prospectus of Magellan and Tellurian filed with the SEC on October 3, 2016, as amended on November 8, 2016. You can find information about Magellan’s executive officers and directors in its Annual Report on Form 10-K/A filed with the SEC on October 27, 2016. You can obtain free copies of these and other documents containing relevant information at the SEC’s website at www.sec.gov or by contacting Magellan by mail at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, or by telephone at (720) 484-2400.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Magellan Preferred Shares and/or the shares of Magellan common stock issuable upon conversion or exchange of Preferred Shares will be issued pursuant to the exemptions from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. The facts relied upon to make such exemption available include that the securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

Item 3.03	Material Modification to Rights of Security Holders.

The information under Items 1.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 1.01 of this report is incorporated by reference into this Item 5.03. Upon the closing of the Merger, Magellan will file with the Delaware Secretary of State a Certificate of Designations of Series B Convertible Preferred Stock, in the form attached hereto as Exhibit 3.1, which will designate the Magellan Series B convertible preferred stock and the rights, preferences, privileges, and limitations thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	First Amendment to Agreement and Plan of Merger, dated as of November 23, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments Inc., and River Merger Sub, Inc.

3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock of Magellan Petroleum Corporation

10.1	Guaranty and Support Agreement, dated as of November 23, 2016, by and between Magellan Petroleum Corporation and GE Oil & Gas, Inc.

99.1*	Preferred Stock Purchase Agreement, dated as of November 23, 2016, by and between Tellurian Investments Inc. and GE Oil & Gas, Inc.

99.2	Amended and Restated Certificate of Incorporation of Tellurian Investments Inc.

*	Pursuant to Item 6.01(b)(2) of Regulation S-K, Magellan has omitted certain schedules to the exhibit. Magellan agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue, President and Chief Executive Officer
(as Principal Executive Officer)

Date: November 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	First Amendment to Agreement and Plan of Merger, dated as of November 23, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments Inc., and River Merger Sub, Inc.

3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock of Magellan Petroleum Corporation

10.1	Guaranty and Support Agreement, dated as of November 23, 2016, by and between Magellan Petroleum Corporation and GE Oil & Gas, Inc.

99.1*	Preferred Stock Purchase Agreement, dated as of November 23, 2016, by and between Tellurian Investments Inc. and GE Oil & Gas, Inc.

99.2	Amended and Restated Certificate of Incorporation of Tellurian Investments Inc.

*	Pursuant to Item 6.01(b)(2) of Regulation S-K, Magellan has omitted certain schedules to the exhibit. Magellan agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.